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                        [LETTERHEAD OF ARTHUR ANDERSEN]



                                                                    EXHIBIT 23.3



    As independent public accountants, we hereby consent to the use of our reports dated October 31, 1996 (except with respect to the "Reorganization" discussed in the first paragraph of Note 1 and in the third paragraph of Note 17 and except with respect to the December 11, 1996 amendment to the Shareholders Agreement discussed in the second paragraph of Note 17, as to which the date is December 13, 1996) and to all references to our firm included in or made a part of this Registration Statement (No. 333-15639) on Form F-1 and the related prospectus of Aramex International Limited.


    We are independent auditors with respect to Aramex International Limited and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and its applicable published rules and regulations thereunder.

                                              /s/ Arthur Andersen

                                              Arthur Andersen


December 30, 1996


Manama, Bahrain